SMITH BARNEY MANAGED MUNICIPALS FUND
                                10f-3 REPORT
                 March 1, 2003 through May 31, 2003


                    	Trade                     Par      Purchase  % of
Issuer                  Date    Selling Dealer   Amount   Price    Issue(1)

California State GO    4/25/03	 Merrill Lynch  $10,000,000 97.754
 5.000% due 2/1/32	    	 Goldman Sachs 	    500,000 97.754
				 Bear Stearns	    500,000 97.754
				Total  	 11,000,000	   2.44% A

California State GO,  4/25/03   Merrill Lynch  25,500,000 98.946 1.22
 5.000% due 2/1/2025

Orlando & Orange County 3/6/03  UBS PainneWebber Inc. 7,000,000 101.432 2.55
 Expressway, FL, Series B
 5.000% due 7/1/35

A - Includes purchases of $25,000,000 by other affiliated mutual funds and discretionary accounts.

		June 30, 2003 through August 31, 2003

California          8/7/03 UBS Financial Services 50,000,000 97.273 4.74%A
 Infrastructure Bay Area Toll
 5.000% due 7/1/33

Metropolitan Transit 7/30/03 UBS Financial Services 48,000,000 98.23 7.98B
 Authority, Series B
 5.250% due 11/15/32

Puerto Rico Electric Pwr Auth 8/8/03 Goldman Sachs
 5.125% due 7/1/24				9,000,000 98.295
 5.125% due 7/1/29                              6,000,000 97.133
 5.000% due 7/1/32                             18,500,000 99.539
                                              33,500,000       6.48

University of California 8/20/03 Lehman Brothers
 Regents, Series A,
 5.000% due 5/15/23				4,000,000 99.744
 5.000% due 5/15/25				4,000,000 99.078
 5.000% due 5/15/26				6,000,000 98.922
 5.000% due 5/15/27				5,435,000 98.762
				      	Total  19,435,000 2.51C

San Diego California 8/7/03 Bank of America 10,000,000 98.652 8.57D
 University School District GO, Series 98-E
 5.000% due 7/1/26

California  	8/7/03 UBS Financial Services 50,000,000 96.859 10.84E
 Infrastructure Development BK Bay Area
 5.000% due 7/1/36

Los Angeles CA Water and Power 8/21/03 Bear Stearns
 System Revenue B
 5.000% due 7/1/23                               1,500,000 99.868
 5.000% due 7/1/25                               3,920,000 99.075
 5.000% due 7/1/26                               7,850,000 98.919
 5.000% due 7/1/27                               8,270,000 98.758
                                             12,500,000      13.56F

(1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.

A - Includes purchases of $5,000,000 by other affiliated mutual funds and discretionary accounts.
B - Includes purchases of $12,000,000 by other affiliated mutual funds and discretionary accounts.
C - Includes purchases of $3,500,000 by other affiliated mutual funds and discretionary accounts.
D - Includes purchases of $20,000,000 by other affiliated mutual funds and discretionary accounts.
E - Includes purchases of $75,785,000 by other affiliated mutual funds and discretionary accounts.
F - Includes purchases of $5,575,000 by other affiliated mutual funds and discretionary accounts.